Exhibit (h)(xix)

SUPPLEMENT #1 TO PARTICIPATION AGREEMENT DATED JANUARY 1, 2007
(as amended and supplemented from time to time)

AMONG
DWS VARIABLE SERIES I (“DWSVS I”)
DWS VARIABLE SERIES II (“DWSVS II”)
DWS INVESTMENTS VIT FUNDS (“DWSVIT”)

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (directly and as survivor of a merger with Deutsche Asset Management, Inc.)
DWS INVESTMENTS DISTRIBUTORS, INC.

AND

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

The parties hereto agree that Schedule B of the Participation Agreement is amended to add the following additional Designated Portfolio(s) for such Separate Accounts and Contracts as may be necessary or appropriate in connection with pending reorganization(s) related thereto. The class or classes currently permitted for the Acquired Portfolio are hereafter permitted for the Surviving Portfolio. Each Surviving Portfolio is added for use with the same Separate Accounts and Contracts as currently provided for the Acquired Portfolio.

Acquired Portfolio Currently a Designated Portfolio	Surviving Portfolio to be Added as a Designated Portfolio
DWS Variable Series II--DWS Strategic Value VIP – Class A (formerly, DWS Dreman High Return Equity VIP – Class A)	DWS Variable Series II--DWS Large Cap Value VIP – Class A

IN WITNESS WHEREOF, each of the parties has caused this Supplement #1 to be executed as of April 29, 2011.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:/s/Yvonne S. Provost
Print Name: Yvonne S. Provost
Title: Vice President

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:/s/Michael J. Woods
Print Name: Michael J. Woods_____
Title:    CEO

By:/s/Alban Miranda
Print Name: Alban Miranda ______
Title:    COO

DWS INVESTMENTS DISTRIBUTORS, INC.

By:/s/Michael J. Woods
Print Name: Michael J. Woods_____
Title:    CEO

By:/s/Alban Miranda
Print Name:_Alban Miranda ______
Title:    COO

DWS VARIABLE SERIES I
DWS VARIABLE SERIES II
DWS INVESTMENTS VIT FUNDS

By:/s/Michael G. Clark
Print Name: __Michael G. Clark____
Title:    President & CEO

W:\PJC\TEMP\VA MERGER PART. AGREEMENT AMENDMENT (PRUDENTIAL COLI)

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